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                                                                 EXHIBIT 10.2(8)



                              RETIREMENT AGREEMENT



         This RETIREMENT AGREEMENT (the "Agreement") is entered into as of the 27th day of June, 2001, by and between Belo Corp., a Delaware corporation with its principal executive offices at 400 South Record Street, Dallas, Texas 75202 ("Belo"), and BURL OSBORNE, an individual residing at 4030 Centenary, Dallas, Texas 75225 ("Osborne").

                                   WITNESSETH:

         WHEREAS, Osborne has made significant contributions to Belo, including its subsidiaries and affiliates (collectively, the "Companies"), for many years and is presently serving as Belo's President/Publishing Division and Publisher of The Dallas Morning News and in a variety of other capacities; and

         WHEREAS, Osborne desires to retire and resign from full-time service to the Companies; and

         WHEREAS, Osborne's intimate knowledge of the business and affairs of the Companies is of material value to the Companies;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained:

         Section 1. Scheduled Retirement. Unless Osborne earlier resigns or is terminated for cause, Osborne shall resign and retire effective December 31, 2001 (the "Retirement Date") from all offices, directorships, committees and other positions held by him with Belo and its subsidiaries and affiliates, except that Osborne shall serve as (1) Chairman of The Belo Foundation at the pleasure of the Foundation's board, (2) a director of Belo at the pleasure of its







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Board of Directors, but no later than Belo's Annual Meeting in May 2002; (3)
a director of The Providence Journal Company at the pleasure of its Board of Directors, but no later than May 2002; and (4) Publisher Emeritus of The Dallas Morning News and as member-of-record of The Associated Press representing The Dallas Morning News for so long as Osborne serves as Chairman-elect or Chairman of The Associated Press.

         Section 2. Events Upon Retirement. Osborne's resignation and retirement shall result in the receipt of additional compensation (to which he would not otherwise be entitled) and the treatment of his benefits as follows:

         (a) Additional Compensation. Osborne shall receive additional compensation in the amount of $ 371,082, payable by January 15, 2002.

         (b) Stock Options. The table below sets forth all unexercised options granted to Osborne under the terms of Belo's 1986 Long Term Incentive Plan and 1995 Executive Compensation Plan. Upon the Retirement Date under the terms of the Plans, all of Osborne's unvested options shall vest and shall remain exercisable throughout their respective terms.

                                                                Number of
       Date of          Exercise           Number of            Unvested                            Date of
        Grant            Price          Vested Options           Options             Total         Termination
       -------          --------        --------------          ---------            -----         -----------

       12/15/93         $12.1875             67,220                  0               67,220         12/15/03
       12/14/94         $13.3438             67,980                  0               67,980         12/14/04
       12/13/95         $17.3750             98,000                  0               98,000         12/13/05
       12/18/96         $17.7500             99,200                  0               99,200         12/18/06
       12/18/96         $17.7500               0                  200,000           200,000         12/18/06
       12/19/97         $26.3750            110,000                  0              110,000         12/19/07
       12/16/98         $17.7500             84,000                36,000           120,000         12/16/08
       12/16/99         $19.1250             80,000               120,000           200,000         12/16/09





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         (d)      G. B. Dealey Pension Plan. Osborne shall participate in the G.
                  B. Dealey Retirement Pension Plan as an employee of Belo through the Retirement Date, but not thereafter except as provided under the terms of such Plan.

         (e) Employee Savings Plan ("401(k) Plan"). Osborne shall participate in the 401(k) Plan as an employee of Belo through the Retirement Date, but not thereafter except as provided under the terms of such Plan.

         (f) Supplemental Executive Retirement Plan (SERP). Within 30 days of the execution of this Agreement, Osborne shall receive the amount in his vested SERP account as of the Retirement Date, which amount shall be $4,734,301.00.

         (g) Medical/Dental Coverage. On the Retirement Date, Osborne (as an employee) and his spouse cease to be covered under Belo's medical and dental and other employee benefit plans. By January 15, 2002, Osborne shall receive a separate lump sum payment in the amount of $18,805.99 to assist in defraying the expenses of Osborne and his spouse in obtaining continuing medical coverage.

         (h) Life Insurance. Osborne's Company-sponsored life insurance shall terminate as of the Retirement Date.

         (i) Computer and Related Equipment. Osborne shall be entitled to retain the computers, installed software, and related electronic equipment previously provided him by Belo for use in his capacity as chairman of The Belo Foundation and for personal purposes thereafter.

         (j) Accrued Vacation. By January 15, 2002, Osborne shall receive a cash payment for his accrued but unused vacation, if any.



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         Section 3. Retention as a Consultant. For the period from January 1,
2002 through the last day of the calendar month during which Osborne ceases to serve as Chairman-Elect or Chairman of The Associated Press (the "Retention Period"), Osborne shall be available to consult and perform such duties with respect to the business and affairs of Belo and its subsidiaries and affiliates on a part-time basis as may be reasonably requested from time to time by the Chief Executive Officer of Belo (the "CEO"). Osborne shall be given reasonable advance notice when his advice or services are desired and shall devote such part of his time to performing such services as shall be reasonably necessary to perform them effectively; provided, however, that Osborne shall not be required to render such services during periods where he is unable to do so on account of illness or other incapacity or other reasonable cause, which shall include vacation or other business matters. During the Retention Period, the following provisions shall be applicable:

         (a) Duties. Osborne shall be required to devote such time to the business and affairs of Belo during regular business hours as may be reasonably necessary to perform the services being requested of him, and shall perform all such services conscientiously, faithfully and in the best interest of Belo.

         (b) Compensation. Osborne shall receive the following compensation for his performance during the Retention Period: (1) $78,791.66 per month from January 1, 2002 to December 31, 2002 and (2) beginning on May 1, 2002 coincident with his election to Chairman of the Associated Press, $8,333 per month until the end of the Retention Period.

         (c) Nature of Relationship. It is understood and agreed that the relationship of Osborne to Belo shall be that of an independent contractor and not an employee.





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                  Osborne shall have no authority to bind Belo or any of its subsidiaries or affiliates, except with respect to voting in those organizations which Osborne serves at the direction of Belo. Osborne agrees to advise the CEO of, and to follow the instructions of the CEO with respect to voting on any issues material to Belo that arise in such organizations.

         (d) Expenses. Belo shall reimburse Osborne for those reasonable expenses for travel and entertainment incurred by Osborne in connection with the performance of his duties described in this Section 3, but only to the extent an annual budget for such expenses has been approved in advance by the CEO.

         (e) Insurance and Benefits. Except as otherwise provided in this Agreement, Belo shall not provide Osborne with, or pay or reimburse Osborne for, any club dues, insurance, or any other benefits that might otherwise have been available to him prior to the Retirement Date.

         Section 4. Confidentiality. Osborne agrees that he shall not, during the term of this Agreement or at any time thereafter, use or disclose to any third party other than as required by court order or law or as necessary for the proper performance of his duties hereunder, any of the confidential dealings or other confidential or proprietary information concerning the business, finances, transactions or affairs of the Companies. Osborne hereby certifies that he has returned or will promptly return all files, records or information of any sort with respect to such confidential dealings or other confidential or proprietary information of or concerning the Companies. Osborne acknowledges that, in his employment with Belo, he acquired confidential and proprietary information of a highly sensitive nature, and that the protection of this information is critical to the Companies. Osborne further acknowledges that he received





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sophisticated training and development in the media and communications business while employed by Belo.

         Section 5. Covenant Not to Compete. In consideration of the promises and payments made or to be made by Belo pursuant to this Agreement, Osborne agrees that prior to the end of the Retention Period:

         (a) Except as approved in writing in advance by the CEO, Osborne will not, as principal, partner, officer, director, agent, employee or consultant or in any other capacity, engage in, assist, or advise any person or firm engaged in any business which competes with a business of the Companies or their affiliates and which persons or firms are located within 100 miles of the principal offices of any newspaper, television broadcasting station or cable news service operated by the Companies as of the date of this Agreement. The businesses of the Companies and their affiliates, as of the date of this Agreement include newspaper publishing, television and radio broadcasting, local, state and regional cable news services and Internet sites that focus primarily on news, sports, business, entertainment, weather, local classifieds, directories of local businesses, services and events, community issues or community group or community chatrooms in the respective locations and geographic markets served otherwise by the Companies. For purposes of the 100-mile radius referred to above, the location of competing persons or firms shall be deemed to be the location with which Osborne would actually be working. Nothing in this section shall be deemed to prevent Osborne from owning directly or indirectly any publicly-held securities or other passive investments in any such competing entities. Osborne acknowledges that the



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                  covenants in Sections 4 and 5 will not unreasonably limit his ability to earn a living.

         (b) No Solicitation. Osborne shall not directly or indirectly for his own account or for the benefit of any other party (i) solicit, induce, or entice any employee or subcontractor of the Companies to terminate his/her employment or contract with the Companies, or (ii) solicit, induce, or entice any customer of the Companies to establish a business relationship with competitors within the geographic markets specified in Section 5(a).

         Section 6. Non-Exclusive Remedies. Osborne recognizes and acknowledges that the Companies would suffer irreparable harm and substantial loss if Osborne violated any of the terms and provisions of Section 5. Accordingly and because of the fact that the actual damages which might be sustained by the Companies as a result of any breach of the foregoing Section 5 would be difficult, if not impossible, to ascertain, Osborne agrees, at the election of the Companies and in addition to, and not in lieu of, the Companies' right to seek all other remedies and damages which the Companies may have at law or in equity for such breach, that the Companies shall be entitled to injunctive relief restraining Osborne from violating such terms and provisions of this Agreement. It is the express intention of the parties to this Agreement to comply with all laws which may be applicable to this Agreement. Should any restriction contained in Section 5 be found to exceed in duration or scope the restriction permitted by law, it is expressly agreed that this Agreement may be reformed or modified by the final judgment of a court of competent jurisdiction to reflect a lawful duration or scope.
         Additionally, in the event that Osborne breaches any of the terms and provisions contained in this Agreement, including Section 5, the Companies shall have the right to cease






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making any further payments or providing any other benefits or consideration pursuant to Sections 2 and 3.

         Section 7. Publicity/Press Release. Belo and Osborne mutually agree that each shall refrain from making any public statement that is materially inconsistent with the press release issued by Belo on May 24, 2001 (the "Press Release").

         Section 8. Release.

         (a) Osborne, in consideration of the payments to be made by Belo and the provision of the other benefits herein, hereby irrevocably and unconditionally releases and forever discharges the Companies and their past and present officers, trustees, directors, agents, employees, representatives, successors and assigns, and the Companies, in consideration of the premises and promises made by Osborne, irrevocably and unconditionally release and forever discharge Osborne and his heirs, agents, personal representatives, estate, successors and assigns from any and all suits, actions, charges, causes of action, damages, debts, demands, claims or liabilities of any kind, whatsoever, known or unknown (collectively referred to herein as "Claims"), which a released party has or may have against another released party, for any alleged acts, practices or events occurring prior to the date of this Agreement, or any alleged continuing effects of such acts, practices or events, or any other factors or conditions relating to or arising out of Osborne's employment with Belo, as well as the separation of his employment from Belo; Claims arising under federal, state, or local laws prohibiting employment discrimination such as, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967 ("ADEA") (for all







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                  Claims arising through the date Osborne signs this Agreement), the Americans with Disabilities Act, the Equal Pay Act, the Texas Commission on Human Rights Act, and the Family and Medical Leave Act; Claims for breach of contract, excluding breach of this Agreement by Belo, quasi-contract, or wrongful or constructive discharge; Claims for personal injury, harm, or damages (whether intentional or unintentional), including, but not limited to, libel, slander, assault, battery, invasion of privacy, negligent or intentional infliction of emotional distress, or interference with business opportunity or with contracts; Claims arising out of any legal restrictions on Belo's right to terminate its employees; Claims arising under the Employee Retirement Income Security Act; or Claims for salary, vacation pay, sick pay, bonus, severance pay, future pay, compensation of any kind, retirement, health insurance, long-term disability, AD&D, life insurance, or any other employee benefit; provided, however, that no release or discharge is hereby made with respect to (i) the rights and obligations of the Companies and Osborne under this Agreement, or (ii) any Claims arising out of or related to fraud, dishonesty, gross negligence or willful misconduct of Osborne or the Companies. Osborne and the Companies also specifically release the released parties from any claims for attorneys' fees, costs and expenses incurred in connection with this Agreement or any matter herein released. As used herein, the term "released party" or "released parties" means the Companies and their past and present officers, trustees, directors, agents, employees, representatives, successors and assigns, jointly and severally, and Osborne and his heirs, agents, personal representatives, estate, successors and assigns. On the Retirement Date,





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                  Osborne and the Companies shall each execute and deliver to the other an updated release substantially in the form attached hereto.

         (b) In order to comply with the Older Workers' Benefit Protection Act, it is necessary that Belo advise Osborne that he should consult with an attorney prior to executing this Agreement and that the offer evidenced by this Agreement be extended for a period of 21 days during which Osborne may consider whether to accept or reject the offer. As part of this Agreement, Osborne is asked to specifically waive any and all rights and claims arising under the ADEA. By his execution of this Agreement, Osborne acknowledges that (i) he has carefully read this Agreement, understands its terms and their legal effect, and has had the opportunity to have it reviewed by an attorney;
                  (ii) Osborne or his attorney has made such investigation of the facts pertaining to this Agreement (including the release) as may be necessary; and (iii) Osborne understands that he has the right within seven days after his signing this Agreement to revoke his execution of this Agreement to the extent that this Agreement waives or releases all rights and claims under the ADEA. If Osborne so revokes his execution of this Agreement, the Agreement shall nevertheless remain in effect for all other purposes; provided, however that the payments to be made under Section 2(a) shall be in the amount of $10,000 and no payments shall be made under Section 3(b).

         (c) Notwithstanding Sections 8(a) and (b) above, Osborne shall be entitled to the same rights to and benefits of indemnification and directors and officers insurance coverage to the extent provided current directors and officers of the Companies, and this Agreement shall not release or discharge any of such rights or benefits.




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         Section 9. Arbitration Agreement. The parties hereto do not intend any provision of this Agreement to modify their existing Arbitration Agreement dated April 29, 1995.

         Section 10. Miscellaneous. This Agreement represents the entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas applicable to agreements made and to be performed entirely within such state. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors and permitted assigns. Osborne shall not encumber or dispose of the right to receive any payment or benefit under this Agreement, such rights hereunder being expressly agreed to be non-assignable and non-transferable, and in the event of any attempted assignments or transfer, the Companies shall have no further liability hereunder; provided that, the foregoing prohibitions will not apply to any transfer resulting from the death of Osborne. No waiver, alteration or modification of any of the provisions of this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto. Should Osborne die between the date of this agreement and the termination of the Retention Period, all unpaid amounts under this agreement shall remain payable to his estate, except for payments to be made under clause
(2) of Section 3(b).

         Section 11. Taxes; Securities Laws. Osborne agrees that Belo is obligated to deduct and withhold certain amounts payable by Belo to Osborne pursuant to this Agreement for taxes and other amounts required by law on account of the compensation and other benefits described in this Agreement. Osborne also agrees that he will comply with all provisions of the federal securities laws, to the extent still applicable, in trading of Belo's securities referenced herein.




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         Section 12. Further Assurances. From time to time after the execution of this Agreement, each of Belo and Osborne will execute and deliver such other documents and take such other actions as the other party to this Agreement reasonably may request in order to effect the transactions contemplated hereby.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                                         BELO CORP.



/s/ Burl Osborne                     By: /s/ Robert W. Decherd
-----------------------------            --------------------------------------
Burl Osborne                             Robert W. Decherd
                                         Chairman of the Board, President and
                                         Chief Executive Officer




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